Exhibit 99.1

14040 Park Center Road, Suite 210, Herndon, VA 20171; 703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For investor information contact: Financial Relations Board at 212-445-8017
For marketing information contact: William D. Hughes at 703-674-5560, whughes@steelcloud.com
For further information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Announces Fiscal 2005 Results
Company Also Restates Fiscal 2004 Results to Record Non-Cash Gain

Herndon, VA, January 18, 2006 – SteelCloud, Inc. (NASDAQ: SCLD), a leading supplier of turnkey server appliances, network security, and professional IT services today announced financial results for its fiscal year ended October 31, 2005.

Fiscal year 2005 revenue was $36,474,657, up 29% compared to $28,169,205 in fiscal 2004. The Company recorded a net loss of $129,654 or $0.01 per share for fiscal year 2005 compared to a net loss (restated) of $880,940 or $0.07 per share for fiscal year 2004.

“In addition to our revenue gains, gross profits grew by 39% to $8,611,148 in 2005 from $6,172,724 in 2004” said Thomas P. Dunne, SteelCloud Chairman and CEO. “At the same time we ended the year with a strong balance sheet with our cash position increased by some $3.5 million over fiscal 2004. Nevertheless, sales in our fiscal fourth quarter were adversely affected by delays in anticipated new contract awards and the availability of raw materials. Some of these delays will impact our fiscal 2006 first quarter, however, we’re optimistic for a successful fiscal year in 2006.”

Fiscal Year 2005 Highlights

•	Compared to fiscal 2004, fiscal 2005 revenues grew by $8,305,000 and gross margins grew by $2,438,000.

•	Cash assets went from $3,109,000 on October 31, 2004 to $6,657,000 on October 31, 2005.

•	The Company was awarded two patents by the U.S. Patent and Trademark Office; one for wireless network security and one for intrusion detection technology.

•	Software development continued on the SteelCloud Audit Compliance System (ACS), the Company’s proprietary Windows auditing and incident investigation product.

•	The Company developed SteelWorks™, its proprietary management, installation, and configuration software for its appliance server products.

•	In June 2005, Lockheed Martin Corporation presented the Company with a STAR Supplier Facility Award for “maintaining the highest performance standards in quality, delivery, affordability and management.”

•	During the fiscal year, the Company’s ISO 9001:2000 quality management system successfully passed its audit.

Fiscal Year 2004 Restatement

Based on recent interpretations regarding the financial statement treatment of certain financial instruments, in this case, common stock purchase warrants containing registration rights and providing for liquidated damages in the event the registration statement the Company filed ceases to be effective. Despite the fact that the Company’s registration statement was in effect at all relevant times, the potential for incurring liquidated damages triggered the application of the accounting treatment. The Company determined that the value associated with warrants issued to investors in connection with our private placement transaction completed in October 2003 should have been classified as a liability at October 31, 2003 and 2004 and adjusted at each balance sheet date to the warrant’s fair market value with the resulting change impacting earnings. In fiscal 2005, the warrants qualify for equity treatment and were reclassified to stockholders equity. The effect of the reclassification of the warrants as a liability on the 2004 financial statements was to record a gain in fiscal 2004 for the change in the warrant’s value of approximately $1.6 million or $.07 per share, the gain representing the change in value of the warrants during fiscal 2004. As a result, the Company’s previously reported net loss of $2,523,848 in fiscal 2004 has been restated to reflect a net loss of $880,940 for fiscal 2004. The liability associated with the value of the warrants was $2,192,118 and $549,210 at October 31, 2003 and 2004, respectively. The restatement had no impact on any previously reported fiscal 2005 results.

The Company notes that regardless of the financial statement presentation of the warrants as a liability, the Company never paid any amounts to cash settle any warrant, the gain reported in our fiscal 2004 restated financial statements for the change in warrant value was non-cash, and its exposure to the payment of liquidated damages expired in fiscal 2005, hence the reclassification of the warrants back to stockholders’ equity in that period.

As previously announced, the Company will hold a conference call at 10:00 a.m. EST on Thursday, January 19, 2005, to discuss the earnings release. Thomas P. Dunne, Chairman and Chief Executive Officer of SteelCloud, will host the call. For those investors interested in joining the conference call, please dial 1-800-475-3716 or 1-719-457-2728 for international calls and reference “SteelCloud.” A conference call recording will be available until 11:59 PM EDT, February 2, 2006 and will be accessible by dialing 1-888-203-1112 (USA) or 1-719-457-0820 (international) and keying in 5997754.

SteelCloud will file its annual audited 10K report with the SEC on or before January 30, 2006.

About SteelCloud

SteelCloud is a leading provider of ready-to-deploy server appliances, network security and infrastructure solutions and professional IT services. The Company’s ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud’s Security Solutions Group delivers network security solutions in the form of security software, appliances, and professional services. In addition, the Company’s Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 18-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company’s SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements

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STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEETS

	OCTOBER 31,
	2004	2005
	(Restated)

ASSETS
Current assets:
Cash and cash equivalents	$3,108,941	$6,657,367
Accounts receivable, net of allowance for doubtful accounts of $86,000 and $26,000 as of October 31, 2004 and 2005, respectively	9,532,770	5,777,154
Inventory, net	3,629,685	1,218,596
Prepaid expenses and other current assets	307,427	264,968
Deferred contract costs	40,085	94,549

Total current assets	16,618,908	14,012,634

Property and equipment, net	454,928	1,255,666
Equipment on lease, net	373,590	698,285
Goodwill and other intangible assets, net	4,687,105	4,571,992
Deferred tax asset – long term	400,000	400,000
Other assets	196,244	114,060

Total assets	$22,730,775	$21,052,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,866,079	$3,467,028
Accrued expenses	1,441,350	953,552
Notes payable, current portion	71,176	70,952
Unearned revenue	373,017	339,537

Total current liabilities	6,751,622	4,831,069
Notes payable, long-term portion	120,660	63,088
Other	20,083	161,166

Total long-term liabilities	140,743	224,254
Liability associated with warrants	549,210	—
Stockholders’ equity:
Preferred stock, $.001 par value; 2,000,000 shares authorized, 0 and 0 shares issued and outstanding at October 31, 2004 and 2005, respectively	—	—
Common stock, $.001 par value; 50,000,000 shares authorized, 14,213,514 and 14,449,271 shares issued and outstanding at October 31, 2004 and 2005, respectively	14,214	14,449
Additional paid-in capital	48,742,335	49,579,868
Treasury stock, 400,000 shares at October 31, 2004 and 2005, respectively	(3,432,500)	(3,432,500)
Accumulated deficit	(30,034,849)	(30,164,503)

Total stockholders’ equity	15,289,200	15,997,314

Total liabilities and stockholders’ equity	$22,730,775	$21,052,637

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED OCTOBER 31,
	2003	2004	2005
	(Restated)

Products	29,753,623	24,155,872	33,350,867
Services	3,289,376	4,013,333	3,123,790

Net revenues	$33,042,999	$28,169,205	$36,474,657

Products	23,871,952	19,506,384	25,746,243
Services	2,481,510	2,490,097	2,117,266

Costs of revenues	26,353,462	21,996,481	27,863,509

Gross profit	6,689,537	6,172,724	8,611,148

Selling and marketing	1,276,386	2,141,495	1,868,787
General and administrative	4,550,414	5,711,218	5,806,432
Research and product development	494,087	604,667	998,832
Amortization of goodwill and other intangible assets	—	100,710	115,113

Income (loss) from operations	368,650	(2,385,366)	(178,016)

Other income (expense):
Interest income	5,661	55,005	61,241
Interest expense	(22,800)	(24,474)	(12,879)
Gain from change in warranty liability	—	1,642,908	—
Other, net	12,421	(169,013)	—

Income (loss) from continuing operations	363,932	(880,940)	(129,654)

(Loss) from discontinued operations, net of tax	(134,367)	—	—
(Loss) on disposal of discontinued operations, net of tax	(9,577)	—	—

Net income (loss) available to common stockholders	$219,988	$(880,940)	$(129,654)

Earnings (loss) per share, basic
Earnings (loss) from continuing operations	$0.04	$(0.07)	$(0.01)
(Loss) from discontinued operations	(0.01)	—	—

Net earnings (loss) per share	$0.03	$(0.07)	$(0.01)

Earnings (loss) per share, fully diluted
Earnings (loss) from continuing operations	$0.03	$(0.07)	$(0.01)
(Loss) from discontinued operations	(0.01)	—	—

Net earnings (loss) per share	$0.02	$(0.07)	$(0.01)